NUMBER
SCW

                           Void after JUNE   , 2003

                        REDEEMABLE WARRANT CERTIFICATE
                           TO PURCHASE COMMON STOCK
                                                                   WARRANTS
                            SCNV ACQUISITION CORP.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                                               CUSIP 78402R 11 8


THIS CERTIFIES THAT, FOR VALUE RECEIVED,

or registered assigns (the "Registered Holder") is the owner of the number of redeemable Class A common stock purchase warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.01 par value per share, of SCNV Acquisition Corp., a Delaware corporation (the "Corporation"), at any time after June , 1999 (the "Initial Warrant Exercise Date") and prior to 5:00 p.m. Eastern Standard Time on June , 2003 (the "Expiration Date"), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse side hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, or its successor (the "Warrant Agent"), accompanied by payment of $7.50 per share, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Corporation. If the Expiration Date, in the State of New York, shall be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. Eastern Standard Time the next following day which, in the State of New York, is not a holiday or a day on which the banks are authorized to close.
     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement, dated as of June , 1998 by and between the Corporation and the Warrant Agent (the "Warrant Agreement").
     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.
     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued in the case of the exercise of less than all the Warrants represented hereby. In the case of the exercise of less than all the Warrants represented hereby, the Corporation shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.
     No Warrants will be exercisable, and the Corporation shall not be obligated to deliver any securities pursuant to the exercise of such Warrants, unless at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon exercise of such Warrants under an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and such shares have been qualified for sale or are exempt from qualification under the securities laws of the state or residence of the holder of such Warrants, or an exemption thereunder is available.
     This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.
     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any fee or other charge imposed in connection therewith or incident thereto for registration or transfer of this Warrant Certificate at such office, a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.
     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided in the Warrant Agreement.

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     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company at a redemption price of $0.01 per Warrant, upon 30 days written notice given at any time after the Initial Warrant Exercise Date, in the event that the Market Price (as hereafter defined) of the Common Stock equals or exceeds $10.00 per share. Market Price shall mean: (i) the average closing bid price of the Common Stock for any 10 consecutive trading days within a period of 30 consecutive trading days ending within five days of the date of notice of redemption, as reported by the National Association of Securities Dealers, Inc. Automatic Quotation System or the NASD Electronic Bulletin Board or (ii) the average of the last reported sales price of the Common Stock for the 10 consecutive business days ending within five days of the date of notice of redemption, on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.01 per Warrant upon surrender of this Certificate.
     Prior to due presentment for registration or transfer hereof, the Corporation and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Corporation or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary except as provided in the Warrant Agreement.
     The rights represented by this Warrant Certificate are subject to change upon any amendment of the Warrant Agreement in accordance with the provisions hereof.
     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law provisions thereof.
     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.
     IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its duly authorized officers and a facsimile of the corporate seal to be imprinted hereon.

Dated:

COUNTERSIGNED:
                  CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                                AS WARRANT AGENT

BY

                                                AUTHORIZED OFFICER


                            SCNV ACQUISITION CORP.
                                  CORPORATE
                                     SEAL
                                   DELAWARE


By:                                           By:

/s/ xxxxxxxxxxxx                              /s/ xxxxxxxxxxxxxxxxx
------------------------                      ----------------------
EXECUTIVE VICE PRESIDENT                            PRESIDENT AND
                                              CHIEF EXECUTIVE OFFICER

                            SCNV ACQUISITION CORP.
                   REDEEMABLE COMMON STOCK PURCHASE WARRANT

                              SUBSCRIPTION FORM
    To Be Executed by the Registered Holder in Order to Exercise Warrants

     The undersigned Registered Holder hereby irrevocably elects to exercise __________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of
                                PLEASE INSERT
                 SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
            ______________________________________________________
            ______________________________________________________
            ______________________________________________________
            ______________________________________________________
                   [please print or type name and address]

and be delivered to

            ______________________________________________________
            ______________________________________________________
            ______________________________________________________
            ______________________________________________________
                   [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated: __________________________________      _________________________________
                                                              Name
                                               _________________________________
                                                             Address
                                               _________________________________
                                                             Address
                                               _________________________________
                                                  Social Security or Taxpayer
                                                     Identification Number
                                               _________________________________
                                                            Signature
                                               (Signature must conform in all
                                               respects to name of holder as
                                               specified on the face of this
                                               Warrant Certificate.)
                                               _________________________________
                                                     Signature Guaranteed

If this Warrant has been solicited by a member of The National Association of Securities Dealers, Inc., the name of such soliciting NASD Member Firm is:

--------------------------------------------------------------------------------

                                  ASSIGNMENT
     To Be Executed by the Registered Holder in Order to Assign Warrants

FOR VALUE RECEIVED, _________________________________________________, hereby sells, assigns and transfers unto
          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
            ______________________________________________________
            ______________________________________________________
            ______________________________________________________
            ______________________________________________________
                   [please print or type name and address]

________________________________________________________________________________
of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

____________________________________________________________________ Attorney
to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ____________________                        X ___________________________
                                                              Signature

____________________________                         __________________________
   Signature Guaranteed                                       Signature


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME(S) AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED) WHICH MAY INCLUDE A COMMERCIAL BANK OR TRUST COMPANY, SAVINGS ASSOCIATION, CREDIT UNION OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.